UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

May 13, 2013 (May 9, 2013)

RENT-A-CENTER, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25370 (Commission File Number)	45-0491516 (IRS Employer Identification No.)

5501 Headquarters Drive

Plano, Texas 75024

(Address of principal executive offices and zip code)

(972) 801-1100

(Registrant’s telephone
number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07           Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Rent-A-Center, Inc. was held on May 9, 2013.  At the meeting, the registrant’s stockholders voted on three matters: (1) the election of two Class I Directors, (2) the ratification of the Audit Committee’s appointment of KPMG LLP, registered independent accountants, as the registrant’s independent auditors for the fiscal year ended December 31, 2013, and (3) the approval, on a non-binding basis, of an advisory resolution on executive compensation.  All proposals were adopted.  The final voting results for each proposal are set forth below.

Proposal One:  Having received more than a majority of votes cast at the meeting, each of the individuals named below was elected to a three-year term as a Class I Director:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes

Mitchell E. Fadel	50,061,904	2,144,653	12,657	2,094,169
Paula Stern, Ph.D.	50,766,000	1,439,872	13,342	2,094,169

The following directors’ terms of office as a director continued after the Annual Meeting of Stockholders:

Mark E. Speese

Michael J. Gade

Jeffery M. Jackson

J.V. Lentell

Leonard H. Roberts

Paula Stern, Ph.D.

Proposal Two:  The appointment of KPMG LLP, registered independent accountants, as our independent auditors for the fiscal year ended December 31, 2013, was ratified with voting on the proposal as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,225,381	74,168	13,834	—

Proposal Three: The approval, on a non-binding basis, of the advisory resolution on executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,244,166	1,951,721	23,327	2,094,169

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date: May 13, 2013	By:	/s/ Dawn M. Wolverton
Dawn M. Wolverton
Vice President — Assistant General Counsel and Secretary